Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Sherry Lauderback
VP, Investor Relations & Communications
(248) 631-5506
sherrylauderback@trimascorp.com

TRIMAS ANNOUNCES CLOSING OF DEBT REFINANCING

BLOOMFIELD HILLS, Michigan, March 30, 2021 – TriMas (NASDAQ: TRS) today announced the closing on March 29, 2021 of its offering of $400 million in aggregate principal of senior unsecured notes due 2029 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will bear interest at a fixed annual rate of 4.125%.

TriMas will use a portion of the net proceeds from the Notes offering to redeem all of its outstanding 4.875% senior unsecured notes due 2025, on April 15, 2021. The remaining net proceeds will be used for general corporate purposes.

In connection with the Notes offering, the Company also amended its senior secured credit agreement to reflect revolving loan commitments of $300 million and extend the maturity to March 2026. The existing rate on the revolving loan remains the same, bearing a current interest rate of LIBOR plus 1.50%.

“We are pleased to complete the refinancing of our senior secured revolver, which otherwise was expiring in 2022, and also refinance our fixed rate debt by extending its maturity and taking advantage of historically low rates,” said Thomas Amato, TriMas’ President and Chief Executive Officer. “We believe our capital structure and balanced capital allocation discipline provide flexibility for TriMas to continue to execute against our strategy, driving long-term value creation for our shareholders.”

Notice Regarding Forward-Looking Statements

Any “forward-looking” statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to TriMas’ business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: the severity and duration of the ongoing coronavirus (“COVID-19”) pandemic on our operations, customers and suppliers, as well as related actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict; general economic and currency conditions; material and energy costs; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; competitive factors; future trends; our ability to realize our business strategies; our ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; information technology and other cyber-related risks; the performance of our subcontractors and suppliers; supply constraints; market demand; intellectual property factors; litigation; government and regulatory actions, including, without limitation, climate change legislation and other environmental regulations, as well as the impact of tariffs, quotas and surcharges; our leverage; liabilities imposed by our debt instruments; labor disputes; changes to fiscal and tax policies; contingent liabilities relating to acquisition activities; the disruption of operations from catastrophic or extraordinary events, including natural disasters and public health crises; the potential impact of Brexit; our future prospects; and other risks that are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.

About TriMas

TriMas is a global manufacturer and provider of products for customers predominantly in the consumer products, aerospace and industrial end markets, with approximately 3,200 dedicated employees in 11 countries. We provide customers with a wide range of innovative and quality product solutions through our market-leading businesses. Our TriMas family of businesses has strong brand names in the markets served, and operates under a common set of values and strategic priorities under the TriMas Business Model. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan.

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